UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1151 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)

60143
(Zip Code)
Registrant's telephone number, including area code: (630) 250-5100
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2024, Knowles Corporation, a Delaware corporation (the "Company", and, collectively with certain of its wholly owned subsidiaries, “Sellers”), and Syntiant Corp., a Delaware corporation ("Buyer"), entered into a Purchase and Sale Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Sellers have agreed to sell and assign to Buyer, and Buyer has agreed to purchase and assume from Sellers, certain assets and liabilities of the Company’s consumer MEMS microphones business as further described in the Purchase Agreement (the "Business", and such transaction, the "Transaction"). Business employees are expected to transfer to Buyer upon consummation of the Transaction, and the Company and Buyer have also agreed to enter into certain related transaction agreements at the closing of the Transaction (the "Closing"), including two commercial agreements, a transition services agreement, certain intellectual property license agreements, subleases and other customary agreements.

The purchase price consists of (i) a payment of approximately $70,000,000 in cash, subject to customary working capital and inventory adjustments, and (ii) $80,000,000 in Buyer Series D-2 preferred stock, par value $0.0001, to be issued upon the Closing. The Company will also share in certain separation costs pursuant to a credit for up to $13.5 million which Buyer may apply to specified separation costs post-Closing.

On June 17, 2024, in anticipation of the Transaction, the Company entered into a Consent Memorandum with the Administrative Agent (defined below) and its Lenders (defined below) regarding consents to certain conditions applicable to dispositions of assets in connection with the Transaction set forth in that certain Amended and Restated Credit Agreement, dated as of February 8, 2023 (the "Credit Agreement"), by and among the Company, certain of its subsidiaries from time to time party thereto, the financial institutions from time to time party thereto (the "Lenders") and JPMorgan Chase Bank, N.A., as administrative agent ("Administrative Agent").

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this size and type, including, among other things, customary covenants relating to (i) the conduct of the Business between the signing of the Purchase Agreement and the Closing and (ii) the efforts of the parties to cause the Transaction to be consummated, including obtaining certain governmental approvals. In connection with the Transaction, Buyer has obtained a commitment from an insurer to bind a representations and warranties insurance policy issued in the name of Buyer, providing coverage for breaches of representations and warranties of Sellers contained in the Purchase Agreement, subject to customary limitations. The Purchase Agreement also contains customary supplementary indemnification obligations of the parties.

The consummation of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including obtaining certain governmental approvals, the accuracy of the respective representations and warranties of the parties subject to certain materiality qualifiers, and the performance in all material respects of the parties’ respective covenants under the Purchase Agreement. Consummation of the Transaction is not subject to a financing condition. The Company has committed to provide, under certain circumstances, up to $15,000,000 in financing in connection with Buyer's obligation to have $40,000,000 on the balance sheet, which financing would be junior to Buyer's debt financing.

The Purchase Agreement contains customary termination rights, including that the parties may terminate the Purchase Agreement (i) by mutual agreement, (ii) if the Transaction has not closed by December 31, 2024, subject to certain extensions, or (iii) if a governmental entity with competent jurisdiction has issued a final and non-appealable order permanently restraining, preventing, making illegal, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Purchase Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Buyer, Sellers or the Business. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Buyer, Sellers or the Business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on September 19, 2024 announcing that it had entered into the Purchase Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 19, 2024, Knowles posted to its website an investor presentation entitled "Continuing Our Transformation." The presentation may be accessed by going to Knowles' investor relations website at http://investor.knowles.com. Knowles expects to use the presentation in meetings with investors from time to time. A copy of the investor presentation is being furnished as Exhibit 99.2 hereto.

The information furnished pursuant to this Item 7.01, including the exhibits furnished herewith as Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 and Exhibit 99.2 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this report are based on currently available information and the current expectations, forecasts, and assumptions of Company’s management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: the occurrence of any event, change, or other circumstance that could give rise to the termination of the Transaction; the possibility that various closing conditions associated with the Transaction may not be satisfied or waived; the possibility of a failure to obtain, delays in obtaining, or adverse conditions contained in, regulatory or other required approvals; unanticipated difficulties or expenditures relating to the Transaction; legal proceedings that may be instituted against the Company and others following announcement of the Transaction; disruptions of current plans and operations caused by the announcement and pendency of the Transaction; potential difficulties in employee retention as a result of the announcement and pendency of the Transaction; the response of customers, distributors, suppliers and competitors to the announcement of the Transaction; incurrence of additional impairment charges and a significant charge to earnings due to future events or factors, such as the Company’s inability to realize expected synergies from its acquisitions; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber-attack, cyber breach, theft, or other unauthorized access; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:
Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated September 18, 2024, by and between Knowles Corporation and Syntiant Corp.*
99.1	Press release of Knowles Corporation dated September 19, 2024.
99.2	Presentation slides dated September 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules (and similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: September 19, 2024	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary